AMERICAN ANNUITY GROUP, INC.











                                       BY-LAWS



                                    RESTATED AS OF
                                  NOVEMBER 15, 1998

























                                       BY-LAWS
                                          OF
                             AMERICAN ANNUITY GROUP, INC.
                        (hereinafter called the "Corporation")



                                      ARTICLE I.

                                       OFFICES

          Section A.     Registered Office.

               The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section B.     Other Offices.

               The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                     ARTICLE II.

                               MEETINGS OF STOCKHOLDERS

          Section A.     Place of Meetings.

               Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section B.     Annual Meeting.

               The annual meeting of stockholders shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section C.     Special Meetings.

               Special meetings of stockholders, or of the holders of any class or series of capital stock, may be called by the Board of Directors, the Chairman of the Board and Chief Executive Officer or such other person or persons as may be authorized by law, the Certificate of Incorporation or the terms of a class or series of capital stock. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

          Section D.     Quorum.


               The presence at a meeting, in person or by proxy, of the holders of outstanding shares of capital stock entitled to cast at least a majority of the votes which all stockholders are entitled to cast on any matter to come before the meeting shall constitute a quorum for the purpose of considering such matters at the meeting; provided, however, that whenever under the provisions of law, the Certificate of Incorporation or a class or series of capital stock, the holders of such class or series are entitled to vote on any matter as a separate class or series of capital stock, the presence at the meeting in person or by proxy, of the holders of shares of such class or series entitled to cast at least a majority of the votes which all stockholders of the particular class or series are entitled to cast on the particular matter to be voted on shall constitute a quorum of such class or series for the purpose of considering such matter. If a quorum is not present for the purpose of considering any matter, those present in person and by proxy may adjourn the consideration of such matter to an adjourned meeting at such time and place as they may determine. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          Section E.     Voting.

               Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any matter brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock present in person or represented by proxy at such meeting and entitled to vote on such matter. Every stockholder entitled to vote may vote either in person or by proxy but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section F.     Presiding Officer.

               The Chairman of the Board and Chief Executive Officer, or in his absence the President, shall act as chairman of each meeting of stockholders, or of the holders of a class or series of capital stock, unless another person has been designated for such purpose by the Board of Directors. In the absence of the Chairman of the Board and Chief Executive Officer, the President or a person designated by the Board of Directors, the chairman of the meeting shall be chosen by a majority of the votes cast by the holders of the shares of capital stock present in person or by proxy and entitled to vote at such meeting. The Secretary, an Assistant Secretary or such other person as the Board of Directors may designate or in their absence a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

          Section G.     List of Stockholders Entitled to Vote.

               The officer of the Corporation who has charge of the stock ledger of the Corporation shall cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.


                                     ARTICLE III.

                                      DIRECTORS

          Section A.     Duties and Powers.

               The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or these By-laws directed or required to be exercised or done by the stockholders.

          Section B.     Number and Election of Directors.

               The Board of Directors shall consist of not less than three members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by resolution adopted by a majority of the total number of directors then in office. Except as provided in Section 3 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

          Section C.     Vacancies.

               Unless otherwise provided in the Certificate of Incorporation or required by law, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

          Section D.     Meetings.

               1. Regular Meetings. Regular meetings of the Board of Directors shall be held on dates specified by the Board of Directors, or if it fails to so specify, as called by the Chairman of the Board and Chief Executive Officer. Notice of regular meetings shall be given unless otherwise ordered by the Board of Directors.


               2. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board and Chief Executive Officer or the President and shall be called by either of them upon the written request of not less than three directors. Notice of the time, place and general nature of the business to be transacted at each special meeting shall be given by the Secretary to each director before such meeting.

               3. Place Meetings of the Board of Directors shall be held at such place as the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President may designate within or without the State of Delaware.

               4. Notice of Meetings. Notice of each special meeting of the Board of Directors, or of any regular meeting of which notice is to be given, shall specify the date, place and time of the meeting and shall be given to each director at least 24 hours before the meeting if given personally or by telephone, at least 48 hours if given by telegram or similar mode of communication, and at least three days before the meeting if given by mail. Notice of any meeting shall be deemed to be given when a. personally delivered, b. mailed by first class United States mail, postage prepaid, addressed to the business address of the director or c. a telegram or similar mode of communication is delivered to the telegraph or other transmitting company addressed to the business address of the director. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

               5. Organization. At each meeting of the Board of Directors, the Chairman of the Board or in his absence a director previously designated by the Board of Directors by resolution, or if a director has not been so designated, a director chosen by a majority of the directors present at the meeting, shall act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

          Section E.     Quorum.

               Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section F.     Actions by Written Consent.

               Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section G.     Meetings by Means of Conference Telephone.

               Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

          Section H.     Committees.

               1. Committees. The Board of Directors may, by resolution adopted by a majority of the total number of directors then in office, designate such committees as it may deem appropriate, each committee to consist of one or more directors of the Corporation and to have such functions, duties and powers as the Board of Directors from time to time may specify by resolution. Except as otherwise provided in Section 8(b) of this Article III, any such committee shall have and exercise the authority of the Board of Directors to the extent provided in the resolution(s) designating the committee.

               2. Limitations on Committees' Authority. No committee shall have or exercise the authority of the Board of Directors over the business of the Corporation in respect of a. matters the delegation of which to a committee shall be limited by, or contrary to, law, the Certificate of Incorporation or these By-laws, b. amending the Certificate of Incorporation or these By-laws, c. filing vacancies in the Board of Directors, d. declaring a dividend, e. electing or removing officers of the Corporation,
          f. adopting or approving a plan of merger, consolidation or sale of a substantial portion of the assets of the Corporation or the dissolution or reorganization of the Corporation or g. such other matters as may be specified by the Board of Directors.

               3. Committee Minutes and Meetings. Each committee shall fix the time and place of its meetings and shall meet on the call of its chairman or of any two members of the committee. It shall keep minutes of its meetings and report the same to the Board of Directors. Each committee shall be organized in such manner, not inconsistent with these By-laws, as it may determine.

               4. Quorum. The presence of a majority of the members of a committee shall constitute a quorum for the transaction of its business. The act of a majority of the members present at any meeting of a committee at which a quorum is present shall be the act of the committee.

          Section I.     Compensation.

               By resolution of the Board of Directors, each director may be paid his expenses of attendance at each meeting of the Board of Directors or of a committee thereof and may be paid a stated fee as a director or committee member, or a stated fee for attendance at meetings, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section J.     Chairman of the Board.

               The Chairman of the Board shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors. He shall act as chairman of each meeting of the Board of Directors and shall have such other powers and duties as may be provided in these By-laws or assigned to him by the Board of Directors.

          Section K.     Vice Chairman of the Board.

               The Board of Directors may also elect a Vice Chairman of the Board, who shall serve at the pleasure of the Board of Directors. He shall have such powers and duties as may be assigned to him from time to time by the Board of Directors.

          Section L.     Interested Directors.

               No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if a. the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or b. the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or c. the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                     ARTICLE IV.

                                       OFFICERS

          Section A.     Selection of Officers.

               1. Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors. They shall include a Chairman of the Board and Chief Executive Officer, a President, one or more Vice Presidents, a Controller, a Secretary, a Treasurer and such other principal officers as the Board of Directors may from time to time determine. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. Pursuant to the provisions of Section 3 of this Article IV, every officer elected by the Board of Directors shall serve at the pleasure of the Board of Directors.

               2. Other Officers. Officers of the Corporation, including assistant officers and subordinate officers other than the principal officers elected by the Board of Directors pursuant to
          Section 1(a) of this Article IV, shall be selected by the Chairman of the Board and Chief Executive Officer, or such other officer or officers as he may designate, and shall have such authority and duties as the Chairman of the Board and Chief Executive Officer or officer or officers designated by him shall specify.

          Section B.     Compensation of Officers

               The compensation of the principal officers of the Corporation shall be fixed by the Board of Directors. The compensation of other officers or employees of the Corporation shall be fixed in such manner as the Board of Directors may determine, or in the absence of such determination, as shall be fixed by the Chairman of the Board and Chief Executive Officer or other officer or officers designated by him.

          Section C.     Removal from Office or Employment.

               Any principal officer or other officer of the Corporation, whether elected or appointed by the Board of Directors, the Chairman of the Board and Chief Executive Officer or other officer, and any employee may be removed or discharged at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Unless otherwise specified by resolution of the Board of Directors, any officer, other than a principal officer, or employee may be removed or discharged as such at any time by the Chairman of the Board and Chief Executive Officer whenever in his judgment the best interests of the Corporation will be served thereby.
          Subject to the foregoing the Board of Directors or the Chairman of the Board and Chief Executive Officer may delegate to any officer the power to remove or discharge any other officer or employee as such, other than a principal officer. The removal of an officer or employee shall be without prejudice to the contract rights, if any, of the person so removed.

          Section D.     Powers and Duties of Specified Officers.

               1. Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the Corporation. He shall have plenary power over the business and activities of the Corporation and over its officers and employees, subject, however, to the control of the Board of Directors and any limitation contained in these By-laws. The authority and duties of all the officers in respect of matters not specified or provided for in these By-laws, and not fixed by action of the Board of Directors, shall be determined by the Chairman of the Board and Chief Executive Officer or by an officer or officers to whom he may delegate such power. In the absence or disability of the Chairman of the Board and Chief Executive Officer, such director or officer as may be specified in a resolution of the Board of Directors shall perform the functions of the Chairman of the Board and Chief Executive Officer.



               2. President. The President shall have powers and perform such duties as shall from time to time be assigned to him by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

               3. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as shall from time to time be assigned to them by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

               4. Controller. The Controller shall prescribe and have charge of the system of books and accounts of the Corporation. He may require reports from the Treasurer and all other officers or agents of the Corporation who receive or disburse funds for its account at such times and in such forms as he may deem desirable.

               5. Secretary. The Secretary shall attend all meetings of the stockholders and the Board of Directors and shall keep an accurate record of the proceedings at such meetings and shall notify the several officers of the Corporation of action taken concerning matters in their respective areas of responsibility. Upon request of any committee of the Board of Directors, he shall attend a meeting or meetings of such committee and keep an accurate record of the proceedings at its meeting or meetings.
          He shall have custody of the seal of the Corporation. He shall give notice of all meetings of stockholders (or of a class or series of capital stock) and, when requested, of any meeting of the Board of Directors or a committee thereof. He, or the designated agent of the Corporation, shall keep and have custody of the stock books required by law to be kept, and he or one or more agents approved by the Board of Directors shall transfer all shares of capital stock of the Corporation.

               6. Assistant Secretary. The Assistant Secretary or Assistant Secretaries shall perform and discharge the duties of and act for the Secretary in his absence or disability.

               7. Treasurer. The Treasurer shall have custody of the corporate funds and securities of the Corporation. He shall maintain accounts in such banks or places of deposit, and shall invest the funds of the Corporation in such manner as the Board of Directors or a committee thereof may from time to time designate. He shall disburse the funds of the Corporation. He shall keep full and accurate accounts of receipts and disbursements. He shall be bonded with one or more sureties against loss of money, securities and other property which the Corporation may sustain through any fraudulent or dishonest act in the discharge of his duties.

               8. Assistant Treasurer. The Assistant Treasurer or Assistant Treasurers shall perform and discharge the duties of and act for the Treasurer in his absence of disability. They shall be bonded with one or more sureties against loss of money, securities and other property which the Corporation may sustain through any fraudulent or dishonest act in the discharge of their duties.


                                      ARTICLE V.

                           STOCK CERTIFICATES AND TRANSFERS




          Section A.     Stock Certificates.

               The shares of capital stock of the Corporation shall be represented by stock certificates, which shall be signed by manual, facsimile, printed or engraved signatures of the Chairman of the Board and Chief Executive Officer or the President and by the Secretary or an Assistant Secretary, and shall be manually countersigned by a transfer agent or a registrar, if there be one, and sealed with the seal of the Corporation, which may be a facsimile, engraved or imprinted seal. In case any officer who has signed or whose facsimile signature has been printed on any stock certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

          Section B.     Registers.

               The certificate representing shares of capital stock of the Corporation shall be numbered and registered in a stock register as they are issued. They shall exhibit the name of each registered holder, the number of shares, the class of capital stock and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be.

          Section C.     Transfers.

               Transfers of shares of capital stock shall be made on the books of the Corporation upon presentation to a transfer agent of the Corporation of a stock certificate, duly endorsed, or accompanied by proper evidence of succession, assignment or authority to transfer, and payment of any charges, fees or taxes which the Secretary or a transfer agent may reasonably require.

          Section D.     Lost Certificates.

               Any person or persons desiring the issue of a certificate for shares of capital stock in lieu of one alleged to be lost, stolen or destroyed, shall apply therefor to the Secretary or a transfer agent describing, under oath or affirmation, the certificate and the time, place and manner of its loss; whereupon the Board of Directors, the Chairman of the Board and Chief Executive Officer or any other officer designated by the Board of Directors or the Chairman of the Board and Chief Executive Officer may direct the issue of a new certificate, of the same tenor as the original. Before such new certificate shall be issued, the applicant shall furnish an open-penalty bond indemnifying the Corporation and its transfer agents and registrars against any loss or damage that may arise from the issuance of a new certificate. The Board of Directors, at its discretion, may waive the furnishing of such bond of indemnity.

          Section E.     Transfer Agents and Registrars.

               The Corporation, if and whenever the Board of Directors so determines, may maintain one or more transfer offices or designate one or more transfer agents where the shares of capital stock of the Corporation shall be transferable, and also one or more registrars which shall register the shares of capital stock. No certificates for shares of capital stock shall be valid unless registered by a registrar designated by the Board of Directors for such purpose. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.


                                     ARTICLE VI.

                                  GENERAL PROVISIONS

          Section A.     Record Date.

               In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section B.     Voting Securities Owned by the Corporation.

               Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board and Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          Section C.     Fiscal Year.

               The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          Section D.     Corporate Seal.

               The corporate seal shall be adopted by resolution of the Board of Directors and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                     ARTICLE VII.

                                   INDEMNIFICATION



          Section A.     Indemnification in Actions, Suits or Proceedings
                         other than those by or in the Right of the Corporation.

               Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section B.     Indemnification in Actions, Suits or Proceedings
                         by or in the Right of the Corporation

               Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section C.     Authorization of Indemnification.

               Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made a. by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
          (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. To the extent, however, that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          Section D.     Advancement of Expenses.

               Expenses incurred by a director, officer or employee in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

          Section E.     Arbitration.

               Any dispute related to the right to indemnification or advancement of expenses as provided under this Article VII, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the Corporation's executive offices are located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the person seeking indemnification and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if the arbitrators selected by the Corporation and the person seeking indemnification cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and such person have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected as provided herein is required to be or have been a director of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of a person to be indemnified under this Article VII shall have the burden of proof. The Corporation shall reimburse the person seeking indemnification for the expenses (including attorneys' fees) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable, and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction; provided, however, that if the conduct giving rise to the liability for which the person is seeking indemnification has been the subject of another proceeding not directly involving such person's right to indemnification under this Article VII or otherwise, the Corporation shall be entitled to interpose, as a defense in any judicial enforcement proceeding on the arbitrators' award, any prior final judicial determination adverse to such person in such other proceeding. This arbitration provision shall be specifically enforceable.

          Section F.     Insurance

               The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any lability asserted against him and incurred by him in any such capacity, or arising out of this status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

          Section G.     Certain Definitions.

               For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees so that any person who is or was a director, officer or employee of such constituent corporation, or is or was a director, officer or employee of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

          Section H.     Survival of Indemnification and Advancement of
          Expenses.

               The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section I.     Limitation on Indemnification.

               Notwithstanding anything contained in this Article VII to the contrary, the Corporation shall not be obligated to indemnify any director, officer or employee in connection with a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus cunae by such person unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to successfully prosecuting or defending the rights of a person to be indemnified under or pursuant to this Article VII.

          Section J.     Nonexclusivity.

               The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, certificate or articles of incorporation, by-law, agreement, or vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to include the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The Corporation may, to the extent permitted by law and as authorized form time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to agents of the Corporation.


                                    ARTICLE VIII.

                                      AMENDMENTS

               These By-laws may be altered, amended or repealed, in whole or in part, and new By-laws may be adopted, by the stockholders or by the Board of Directors; provided, however, that notice of the proposed alteration, amendment, repeal or adoption of new By-laws shall be given in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding shares of capital stock entitled to vote thereon or by a majority of the total number of directors then in office.


                                     ARTICLE IX.

                        INAPPLICABILITY OF SECTION 203 OF THE
                           DELAWARE GENERAL CORPORATION LAW




               Effective March 22, 1988, Section 203 of the Delaware General Corporation Law (enacted on February 2, 1988) shall not be applicable to the Corporation.